UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2017
(Date of earliest event reported)

SG Commercial Mortgage Securities Trust 2016-C5
(Central Index Key Number 0001675928)

(Exact name of issuing entity)

Société Générale
(Central Index Key Number 0001238163)

Cantor Commercial Real Estate Lending, L.P.
(Central Index Key Number 0001558761)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

Benefit Street Partners CRE Finance LLC
(Central Index Key Number 0001632269)

Silverpeak Real Estate Finance LLC
(Central Index Key Number 0001624053)

(Exact name of sponsor as specified in its charter)

SG Commercial Mortgage Securities, LLC
(Central Index Key Number 0001641120)

(Exact name of registrant as specified in its charter)

Delaware	333-207074-01	47-3859844
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

245 Park Avenue
New York, New York	10167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 278-6461

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 7 to Current Report on Form 8-K/A amends the Current Report on Form 8-K, dated and filed with the Securities and Exchange Commission on July 19, 2016, the Current Report 8-K/A dated and filed on July 20, 2016 (the “Original Form 8-K”), as amended by the Current Report 8-K/A dated and filed on August 2, 2016, the Current Report 8-K/A dated and filed on September 21, 2016, the Current 8-K/A dated and filed on September 28, 2016, the Current Report 8-K/A dated and filed on November 29, 2016 and the Current Report 8-K/A dated and filed on December 21, 2016 (the “Amended Form 8-K/A”) to replace the agreement previously filed as Exhibit 4.10 to the Original Form 8-K with the agreement attached hereto as Exhibit 4.1. No other changes have been made to the Original Form 8-K or the Amended Form 8-K/A other than the changes described above.

Item 9.01.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Amended and Restated Agreement between Noteholders, dated as of February 15, 2017, by and between the holders of the Holiday Inn Express Nashville - Downtown Pari Passu Companion Loans and the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan, relating to the relative rights of such holders of the Holiday Inn Express Nashville - Downtown Whole Loan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2017	SG COMMERCIAL MORTGAGE SECURITIES, LLC

	By:	/s/ Jim Barnard
Name: Jim Barnard
Title: Director

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Amended and Restated Agreement between Noteholders, dated as of February 15, 2017, by and between the holders of the Holiday Inn Express Nashville - Downtown Pari Passu Companion Loans and the holder of the Holiday Inn Express Nashville - Downtown Mortgage Loan, relating to the relative rights of such holders of the Holiday Inn Express Nashville - Downtown Whole Loan.	(E)